Exhibit 99

Titan Tire and the United Steelworkers Agree to Extend Bargaining Agreements

QUINCY, Ill.—November 18, 2010 - Titan Tire Corporation, Titan Tire Corporation of Freeport and Titan Tire Corporation of Bryan, subsidiaries of Titan International, Inc (NYSE: TWI), located in Des Moines, IA, Freeport, IL and Bryan, OH have agreed with the United Steelworkers (USW) to extend their bargaining agreements until December 17, 2010.  The parties have been making good progress.

Titan International, Inc. (NYSE: TWI), a holding company, owns subsidiaries that supply wheels, tires and assemblies for off-highway equipment used in agricultural, earthmoving/construction and consumer (including all terrain vehicles) applications.  For more information, visit www.titan-intl.com.

Contact: Krista Gray
Investor Relations Manager
(217) 221-4773